SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2004 (June 14, 2004)

FIRST WASHINGTON FINANCIALCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-32949	52-2150671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No

US Route 130 & Main Street Windsor, New Jersey	08561
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 426-1000

Item 5. Other Events.

On June 14, 2004, First Washington FinancialCorp (“First Washington”) entered into a definitive Agreement and Plan of Merger (the “Agreement”) with Fulton Financial Corporation (“Fulton”). Under the Agreement, First Washington will merge (the “Merger”) with and into Fulton, with Fulton surviving, and all of the outstanding shares of common stock of First Washington (“First Washington Common Stock”) will be converted into shares of the common stock of Fulton (“Fulton Common Stock”). Following the Merger, First Washington’s wholly-owned banking subsidiary, First Washington State Bank, will continue operations as a subsidiary of Fulton.

Under the terms of the Agreement, shares of First Washington Common Stock will be exchanged for shares of Fulton Common Stock on the effective date of the Merger based on an exchange ratio of 1.35 shares of Fulton Common Stock for each share of First Washington Common Stock outstanding, subject to adjustment. In addition, as part of the transaction, First Washington will declare and pay $.0.11 per share dividends during the third and fourth quarters of 2004, provided that the transaction has not been completed prior to the record date for Fulton’s dividend for each of the third and fourth quarters of 2004. If the transaction has not been completed prior to the record date for Fulton’s first quarter 2005 dividend, First Washington will declare and pay a $0.22 per share dividend in the first quarter of 2005. Each option to acquire shares of First Washington Common Stock which is outstanding on the effective date of the Merger will be exchanged for options to acquire Fulton Common Stock, with the number of shares subject to such options and the exercise price adjusted appropriately based on the exchange ratio.

Consummation of the Merger is subject to various conditions, including, among others, the approval of the Merger by applicable bank regulatory authorities and the approval of the Agreement and the Merger by the shareholders of First Washington. In connection with the execution of the Agreement, First Washington has granted Fulton an option to acquire 850,000 shares (subject to adjustment) of First Washington Common Stock at an exercise price of $21.00 per share, such option to be exercisable only upon the occurrence of certain events.

Assuming that all conditions are satisfied without unexpected delay, it is anticipated that the effective date of the merger will occur prior to April 15, 2005.

Pursuant to General Instruction F to Form 8-K, the press release announcing the execution of the Agreement is attached as an exhibit to this Current Report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. Pursuant to Item 7(c) of Form 8-K, First Washington hereby files the following exhibits in accordance with item 601 of Regulation S-K:

Exhibit No.	Title
2.1	Agreement and Plan of Merger dated June 14, 2004, between Fulton Financial Corporation and First Washington FinancialCorp.

99.1	Warrant Agreement, dated June 15, 2004, between Fulton Financial Corporation and First Washington FinancialCorp.

99.2	Warrant, dated June 15, 2004

99.3	Press Release dated June 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, First Washington FinancialCorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST WASHINGTON FINANCIALCORP.
(Registrant)

Dated: June17, 2004	By:	/s/ C. HERBERT SCHNEIDER
C. HERBERT SCHNEIDER
President and Chief Executive Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated June 14, 2004, between Fulton Financial Corporation and First Washington FinancialCorp.

99.1	Warrant Agreement, dated June 15, 2004, between Fulton Financial Corporation and First Washington FinancialCorp.

99.2	Warrant, dated June 15, 2004

99.3	Press Release dated June 14, 2004